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                                                                       EXHIBIT 5

                      [LETTERHEAD OF MAYER, BROWN & PLATT]

                                October 30, 2001

Archstone-Smith Trust
7670 South Chester Street, Suite 100
Englewood, Colorado 80112

               Re:  Registration Statement on Form S-8
                    1996 Share Option Plan for Outside Trustees

Ladies and Gentlemen:

               We have acted as counsel to Archstone-Smith Trust, a Maryland real estate investment trust (the "Trust"), in connection with the proceedings (the "Trust Proceedings") taken and to be taken relating to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-31031)(the "Registration Statement"), filed today with the Securities and Exchange Commission (the "SEC"), with respect to the assumption by the Trust of the 1996 Share Option Plan for Outside Trustees (the "Plan") of Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"). The Trust is making such filing as successor issuer to Archstone pursuant to Rule 414 under the Securities Act of 1933, as amended.

               As counsel to the Trust, we have examined originals or copies certified to our satisfaction of the Trust's Amended and Restated Declaration of Trust and Amended and Restated Bylaws, resolutions of the Board of Trustees and such other Trust records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Trust. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

               Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Trust Proceedings, the Trust's common shares of beneficial interest, par value $0.01 per share, when issued and delivered in accordance with the Trust Proceedings and the Plan, will have been validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ MAYER, BROWN & PLATT